UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 6, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, the Board of Directors (the “Board”) of Internap Network Services Corporation (the “Company”) approved the bonus for its Chief Executive Officer and President, James DeBlasio, pursuant to the 2007 Executive Bonus Award Incentive Plan, as amended, which is Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 10, 2007 and Exhibit 99.6 to the Company’s Current Report on Form 8-K filed on November 19, 2007.

Mr. DeBlasio shall receive a bonus award equal to $355,513 of which $297,500 shall be paid in cash and an additional amount determined in 2008 of $58,013 to be paid in shares of common stock.

The Company shall pay the bonus on March 15 and shall determine the number of shares of common stock to be awarded based on the closing price of the Company’s stock price on March 14.  The Company shall withhold the number of shares necessary to cover the taxes each participant owes the Internal Revenue Service as a result of the vesting of the shares of common stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: March 7, 2008

	By:	/s/ Richard P. Dobb
Richard P. Dobb, Vice President and General
Counsel